Exhibit 99.2
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Aqualon Functional Ingredients sales)

Monthly Sales ($ in millions)*

	2007	2008	2009	2010	2011
January	62.7	70.6	60.1	74.9	76.3
February	80.1	86.0	72.3	67.7
March	76.2	98.9	90.5	97.5
April	81.0	89.1	65.6	56.1
May	81.2	96.8	74.8	78.9
June	98.4	116.7	92.3	91.9
July	78.5	77.7	67.2	68.6
August	86.2	99.0	79.1	77.7
September	92.5	112.2	90.3	92.7
October	72.8	71.9	67.2	68.2
November	89.3	79.3	73.2	68.4
December	86.6	80.1	69.1	79.2

12 Month Rolling Average ($ in millions)*

	2007	2008	2009	2010	2011
January	74.3	82.8	89.0	76.4	76.9
February	75.2	83.3	87.8	76.0
March	75.5	85.2	87.1	76.6
April	76.7	87.1	85.2	75.8
May	76.7	87.1	83.4	76.1
June	77.7	88.7	81.3	76.1
July	77.5	88.6	80.5	76.2
August	78.7	89.7	78.8	76.1
September	79.2	91.3	77.0	76.3
October	79.6	91.2	76.6	76.4
November	81.2	90.4	76.0	76.0
December	82.1	89.9	75.1	76.8

*NOTE:  Information from October 2008 and prior represent the pre-acquisition operations of Hercules' Aqualon Group acquired on November 13, 2008.  The 12 month rolling sales average will continue to include pre-acquisition results through November 2009.